Exhibit 99.1

Contact:	Robert P. Borchert VP Investor Relations 202.266.6240 IR@advisory.com

THE ADVISORY BOARD COMPANY REPORTS THIRD QUARTER 2017 RESULTS

WASHINGTON, D.C. — (November 8, 2017) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the third quarter and nine-month period ended September 30, 2017.

Third Quarter Financial Review

(In millions, except per share amounts)	Q3-17	Q3-16	% Change
Revenue	$183.1	$200.5	(8.6)%
Net income	0.7	37.5	nm
Earnings per diluted share (EPS)	0.02	0.93	nm
Adjusted Revenue (non-GAAP) [a]	182.8	196.8	(7.1)%
Adjusted EBITDA (non-GAAP) [a]	34.5	40.4	(14.4)%
Adjusted EPS (non-GAAP) [a]	$0.27	$0.29	(6.9)%

a)	Excluded contribution from exited programs and impact of restructuring and other charges for current and prior year periods.

Revenue for the third quarter of 2017 was $183.1 million, compared to $200.5 million for the same quarter a year ago. The Company reported net income for the third quarter of 2017 of $0.7 million, or $0.02 per diluted share, compared to net income of $37.5 million, or $0.93 per diluted share, for the third quarter of 2016. Results for the third quarter of 2017 included $12.8 million in restructuring and strategic alternative-related charges. Results for the third quarter of 2016 included a net gain of $34.7 million from the Company’s investment in Evolent Health, Inc.

Adjusted revenue for the third quarter of 2017 was $182.8 million, compared to adjusted revenue of $196.8 million for the same quarter a year ago. Adjusted EBITDA for the third quarter of 2017 was $34.5 million, compared to $40.4 million for the third quarter of 2016. Adjusted EPS was $0.27 for the third quarter of 2017, compared to $0.29 for the third quarter last year.

Nine-Month Financial Review

(In millions, except per share amounts)	First Nine Months 2017	First Nine Months 2016	% Change
Revenue	$578.0	$599.6	(3.6)%
Net income	35.1	55.4	(36.6)%
Earnings per diluted share (EPS)	0.85	1.35	nm
Adjusted revenue (non-GAAP) [b]	576.7	586.0	(1.6)%
Adjusted EBITDA (non-GAAP) [b]	123.8	133.4	(7.2)%
Adjusted EPS (non-GAAP) [b]	$1.11	$1.19	(6.7)%

b)	Excluded contribution from exited programs and impact of restructuring and other charges for current and prior year periods.

Revenue for the nine-month period ended September 30, 2017 was $578.0 million, compared to $599.6 million for the nine-month period a year ago. Net income was $35.1 million, or $0.85 per diluted share, for the nine-month period ended September 30, 2017, compared to net income of $55.4 million, or $1.35 per diluted share, for the nine-month period ended September 30, 2016. Results for the nine-month period ended September 30, 2017 included $39.0 million in restructuring and strategic alternative-related charges and a net gain of $46.3 million from the Company’s investment in Evolent Health, Inc. Results for the nine-month period ended September 30, 2016 included a net gain of $34.3 million from the Company’s investment in Evolent Health, Inc.

Adjusted revenue for the nine-month period ended September 30, 2017 was $576.7 million, compared to adjusted revenue of $586.0 million for the same period a year ago. Adjusted EBITDA for the nine-month period of 2017 was $123.8 million compared to $133.4 million for the nine-month period ended September 30, 2016. Adjusted EPS was $1.11 for the nine-month period ended September 30, 2017, compared to $1.19 for the nine-month period last year.

Financial Guidance and Conference Call

The Company is not updating financial guidance for 2017 and will not host a conference call to discuss its financial results due to its announcement on August 29, 2017 of its entry into a definitive merger agreement and a definitive education purchase agreement to sell its health care and education businesses to Optum and Vista Equity Partners, respectively.

About The Advisory Board Company

The Advisory Board Company is a best practices firm that uses a combination of research, technology, and consulting to improve the performance of approximately 5,700 health care organizations and educational institutions. Headquartered in Washington, D.C., with offices worldwide, The Advisory Board Company forges and finds the best new ideas and proven practices from its network of thousands of leaders, then customizes and hardwires them into every level of member organizations, creating enduring value.

Advisory Board, the health care business of The Advisory Board Company, is a best practices firm that uses a combination of research, technology and consulting to improve the performance of more than 4,400 health care organizations. For more information, visit www.advisory.com.

EAB, the education business of The Advisory Board Company, is a best practices firm that uses a combination of research, technology and services to improve the performance of more than 1,200 educational institutions. For more information, visit www.eab.com.

Non-GAAP Financial Measures

This news release presents information about the Company’s historical adjusted revenue, adjusted EBITDA, adjusted net income, and adjusted EPS, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the accompanying tables found at the end of this release for each of the fiscal periods indicated.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” as defined under U.S. federal securities laws, including statements about the definitive agreements pursuant to which the Company will sell its health care and education businesses to Optum and Vista Equity Partners, respectively. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements are based on current plans, estimates and expectations that are subject to risks and uncertainties. We caution that actual results could differ materially from expected results, depending on the outcome of certain factors, including (i) the failure to satisfy the conditions to the completion of the foregoing transactions, including the sale of The Advisory Board Company’s education business to Vista Equity Partners, approval of the proposed merger by The Advisory Board

Company’s stockholders and the receipt of regulatory approvals on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or the education purchase agreement; (iii) the occurrence of a material adverse change regarding The Advisory Board Company or its health care business or its education business; (iv) the failure to complete the transactions; (v) the incurrence of operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) that may be greater than expected; (vi) the retention of certain key employees at The Advisory Board Company; (vii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transactions; (viii) risks related to the diversion of management attention from ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against UnitedHealth Group, Optum, The Advisory Board Company or Vista Equity Partners related to the transactions; (x) changes in economic conditions, financial markets, interest rates, political conditions or changes in federal or state laws or regulations; (xi) changes in the market price of Evolent Health, Inc.’s Class A common stock; and (xii) the other factors relating to The Advisory Board Company discussed in “Risk Factors” in its Annual Report on Form 10-K for the most recently ended fiscal year, and in its other filings with the Securities and Exchange Commission (SEC), all of which are available at http://www.sec.gov. The Advisory Board Company does not assume any obligation to update or revise this communication as a result of new information, future events or otherwise, except as otherwise required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2016	% Change	2017	2016	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Statements of Income
Revenue (1)	$183,126	$200,455	-8.6%	$577,964	$599,572	-3.6%

Cost of services, excluding depreciation and amortization (1) (2) (3) (4) (5)	95,849	104,215	-8.0%	296,279	296,604	-0.1%
Member relations and marketing (2) (3) (4)	31,359	32,706	-4.1%	97,455	97,819	-0.4%
General and administrative (1) (2) (3) (4)	41,416	32,227	28.5%	124,979	96,274	29.8%
Depreciation and amortization (1) (6)	20,479	19,173	6.8%	64,458	57,857	11.4%

Operating (loss) income	(5,977)	12,134		(5,207)	51,018
Other expense
Interest expense	(4,638)	(4,530)	2.4%	(13,868)	(13,738)	0.9%
Other (expense) income, net	436	(1,516)	-128.8%	579	(2,380)

Total other expense, net	(4,202)	(6,046)		(13,289)	(16,118)

(Loss) income before benefit (provision) for income taxes and gain (loss) from equity method investments	(10,179)	6,088		(18,496)	34,900
Benefit (provision) for income taxes	3,908	(3,279)		7,313	(13,812)
Gains from equity method investments	6,956	34,729		46,269	34,284

Net income	$685	$37,538	-98.2%	$35,086	$55,372	-36.6%

Net income per share
Basic	$0.02	$0.94	-98.2%	$0.87	$1.36	-36.4%
Diluted	$0.02	$0.93	-98.2%	$0.85	$1.35	-37.3%
Weighted average common shares outstanding
Basic	40,706	40,102	1.5%	40,517	40,651	-0.3%
Diluted	41,634	40,492	2.8%	41,381	40,977	1.0%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (1) (2) (3) (4) (5)	52.3%	52.0%		51.3%	49.5%
Member relations and marketing (2) (3) (4)	17.1%	16.3%		16.9%	16.3%
General and administrative (1) (2) (3) (4)	22.6%	16.1%		21.6%	16.1%
Depreciation and amortization (1) (6)	11.2%	9.6%		11.2%	9.6%
Operating income	-3.3%	6.1%		-0.9%	8.5%
Net income	0.4%	18.7%		6.1%	9.2%

(1) Amounts include exited programs, as follows:

Revenue	279	3,624		1,246	13,613
Cost of services	1,018	2,991		6,755	10,969
General and administrative	—	—		2	—
Depreciation and amortization	1,554	531		4,666	1,506

(2) Amounts include restructuring and strategic alternative charges, as follows:

Cost of services	1,056	—		5,395	—
Member relations and marketing	178	—		568	—
General and administrative	11,601	—		33,001	—

(3) Amounts include stock-based compensation, as follows:

Cost of services	1,743	2,443		4,830	7,123
Member relations and marketing	1,122	1,342		3,403	3,843
General and administrative	2,741	4,182		8,699	11,948

(4) Amounts include build-to-suit land rent, as follows:

Cost of services	479	445		1,415	1,348
Member relations and marketing	301	329		916	984
General and administrative	151	157		462	469

(5) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:

Cost of services	(73)	788		379	1,493

(6) Amounts include amortization of acquisition-related intangibles, as follows:

Depreciation and amortization	6,555	7,026		19,955	21,425

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$151,458	$91,151
Membership fees receivable, net	527,387	605,517
Prepaid expenses and other current assets	27,525	18,965

Total current assets	706,370	715,633

Property and equipment, net	147,181	171,281
Construction in progress	148,019	63,368
Intangible assets, net	239,745	255,053
Deferred incentive compensation and other charges	52,425	72,178
Goodwill	737,023	739,507
Equity method investments	20,699	19,858

Total assets	$2,051,462	$2,036,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$514,516	$564,237
Accounts payable and accrued liabilities	54,652	67,702
Accrued incentive compensation	18,686	25,521
Debt, current	70,978	49,347

Total current liabilities	658,832	706,807

Deferred revenue, net of current portion	139,021	170,357
Deferred income taxes	91,352	89,013
Debt, net of current portion	415,902	472,739
Financing obligation	148,019	63,368
Other long-term liabilities	22,825	17,550

Total liabilities	1,475,951	1,519,834

Stockholders’ equity:
Common stock	408	402
Additional paid-in capital	805,964	782,399
Accumulated deficit	(231,878)	(266,218)
Accumulated other comprehensive income	1,017	461

Total stockholders’ equity	575,511	517,044

Total liabilities and stockholders’ equity	$2,051,462	$2,036,878

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$35,086	$55,372
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,458	57,857
Amortization of debt issuance costs	835	864
Deferred income taxes	5,847	(9,776)
Excess tax benefit from stock-based awards	(518)	(3,925)
Stock-based compensation expense	16,931	22,914
Loss on cost method investment	—	1,800
Gains from equity method investments	(3,957)	(4,605)
Gain on partial sale of equity method investment	(42,312)	(29,679)
Changes in operating assets and liabilities (net of the effect of acquisition):
Membership fees receivable	78,129	(16,460)
Prepaid expenses and other current assets	(8,500)	12,098
Deferred incentive compensation and other charges	20,396	14,495
Deferred revenue	(81,057)	(17,382)
Accounts payable and accrued liabilities	(36,989)	(9,898)
Acquisition-related earn-out payments	(196)	(1,432)
Accrued incentive compensation	(6,836)	(17,047)
Other long-term liabilities	3,792	1,263

Net cash provided by operating activities	45,109	56,459

Cash flows from investing activities:
Purchases of property and equipment	(23,224)	(34,808)
Capitalized external-use software development costs	(1,826)	(2,434)
Cash paid for acquisitions	—	(1,900)
Cash received from partial sale of equity method investment	71,871	48,565

Net cash provided by investing activities	46,821	9,423

Cash flows from financing activities:
Proceeds from debt	—	17,000
Paydown of debt	(35,937)	(38,562)
Proceeds from issuance of common stock from exercise of stock options	9,980	3,337
Withholding of shares to satisfy minimum employee tax withholding	(5,752)	(3,473)
Proceeds from issuance of stock under employee stock purchase plan	272	370
Acquisition-related earn-out payments	(186)	(3,600)
Excess tax benefits from stock-based awards	—	3,925
Purchases of treasury stock	—	(61,616)

Net cash used in financing activities	(31,623)	(82,619)

Net increase (decrease) in cash and cash equivalents	60,307	(16,737)
Cash and cash equivalents, beginning of period	91,151	71,825

Cash and cash equivalents, end of period	$151,458	$55,088

THE ADVISORY BOARD COMPANY

FINANCIAL HIGHLIGHTS AND RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$183,126	$200,455	$577,964	$599,572
Less: Revenue from exited programs	279	3,624	1,246	13,613

Adjusted revenue	$182,847	$196,831	$576,718	$585,959

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$685	$37,538	$35,086	$55,372
Gains from equity method investments	(6,956)	(34,729)	(46,269)	(34,284)
(Benefit) provision for income taxes	(3,908)	3,279	(7,313)	13,812
Interest expense	4,638	4,530	13,868	13,738
Other expense (income), net	(436)	1,516	(579)	2,380
Depreciation and amortization	20,479	19,173	64,458	57,857
Fair value adjustment to acquisition-related earn-out liabilities	(73)	788	379	1,493
Build-to-suit land rent	931	931	2,793	2,801
Stock-based compensation expense	5,606	7,967	16,932	22,914
Loss (income) from exited programs	2,293	(102)	10,177	(1,138)
Depreciation and amortization from exited programs	(1,554)	(531)	(4,666)	(1,506)
Restructuring and strategic alternative charges	12,835	—	38,964	—

Adjusted EBITDA	$34,540	$40,360	$123,830	$133,439

THE ADVISORY BOARD COMPANY

FINANCIAL HIGHLIGHTS AND RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$685	$37,538	$35,086	$55,372
Gains from equity method investments	(6,956)	(34,729)	(46,269)	(34,284)
Amortization of acquisition-related intangibles	6,555	7,026	19,955	21,425
Fair value adjustment to acquisition-related earn-out liabilities	(73)	788	379	1,493
Loss on cost method investment	—	1,800	—	1,800
Build-to-suit land rent	931	931	2,793	2,801
Stock-based compensation expense	5,606	7,967	16,932	22,914
Loss (income) from exited programs	2,293	(102)	10,177	(1,138)
Restructuring and strategic alternative charges	12,835	—	38,964	—
Income tax effects and adjustments	(10,806)	(9,916)	(32,402)	(21,247)

Adjusted net income	$11,070	$11,303	$45,615	$49,136

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income per share - diluted	$0.02	$0.93	$0.85	$1.35
Gains from equity method investments	(0.17)	(0.86)	(1.12)	(0.84)
Amortization of acquisition-related intangibles	0.16	0.18	0.48	0.52
Fair value adjustment to acquisition-related earn-out liabilities	—	0.02	0.01	0.04
Loss on cost method investment	—	0.04	—	0.04
Build-to-suit land rent	0.02	0.02	0.07	0.07
Stock-based compensation expense	0.13	0.20	0.41	0.56
Loss (income) from exited programs	0.06	—	0.25	(0.03)
Restructuring and strategic alternative charges	0.31	—	0.94	—
Income tax effects and adjustments	(0.26)	(0.24)	(0.78)	(0.52)

Non-GAAP adjusted earnings per share	$0.27	$0.29	$1.11	$1.19

Non-GAAP Financial Presentation

The non-GAAP financial reconciliation tables present supplemental measures of the Company’s performance which have been derived from its consolidated financial information but which are not presented in the Company’s consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” The Company refers to these financial measures, which are considered “non-GAAP financial measures” under SEC rules as adjusted revenue, adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share.

The Company’s management team uses these non-GAAP financial measures, together with financial measures prepared in accordance with GAAP, to enhance understanding by investors of core operating performance, as well as for internal forecasting purposes. Management believes that providing information about these non-GAAP financial measures facilitates an assessment by investors of the Company’s fundamental operating trends and addresses concerns of investors that various non-cash and other effects included in GAAP measures may obscure such underlying trends. The Company believes that, by highlighting such trends relating to underlying performance, its non-GAAP presentation helps investors to make meaningful period-to-period comparisons of the Company’s results.

There are limitations to the Company’s use of non-GAAP financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including industry peer companies, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

The Company’s non-GAAP financial measures exclude the items discussed below. Because the excluded items have a material impact on its financial results, the Company uses non-GAAP financial measures to supplement financial information presented in accordance with GAAP.

Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are set forth below. The Company encourages investors and other interested parties to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. The discussion below presents information about each of the non-GAAP financial measures and the Company’s reasons for excluding the enumerated items from its non-GAAP results. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

The Company has not reconciled forward-looking non-GAAP measures to forward-looking GAAP measures presented in this press release because the Company is unable to predict, without unreasonable effort, GAAP measures of (i) revenue and loss (income) from exited programs, (ii) fair value adjustments to acquisition-related earn-out liabilities, (iii) restructuring activities, and (iv) gains (losses) from the Company’s equity method investments. These items, which could materially affect the computation of such forward-looking GAAP measures, are inherently uncertain and depend on various factors, many of which are outside the Company’s control.

Adjusted Net Income and Adjusted Earnings Per Share-Diluted

The Company presents adjusted net income and adjusted earnings per share-diluted to provide investors with a meaningful, consistent comparison of the Company’s operating results and trends for the periods presented. Management believes that these measures are also useful to investors by allowing investors to evaluate the Company’s operations using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. These two non-GAAP financial measures reflect adjustments based on the exclusion of the following items as well as adjustments for related income tax effects:

•	Gain (loss) from equity method investments: The Company has excluded its proportional share of income (loss) and other gains recorded in connection with its equity method investments. Management believes that the exclusion of such amounts allows investors to better understand the Company’s core operating results.

•	Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of customer relationships, developed technology, and trade names. Amortization charges for acquired intangible assets are significantly affected by the timing and magnitude of the Company’s acquisitions, and these charges may vary in amount from period to period. The Company excludes these charges to facilitate a more meaningful evaluation of its current operating performance and comparisons to its past operating performance.

•	Fair value adjustments to acquisition-related earn-out liabilities: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. The amount and frequency of such adjustments are not consistent across transactions and are significantly affected by the timing and size of the Company’s acquisitions, the future outlook of the acquired business, the estimated discount rate, and the nature of the transaction consideration.

•	Build-to-suit land rent: The Company entered into a 16-year lease for its new corporate headquarters in December 2015, which is currently being constructed in Washington, D.C. The lease has an anticipated start date of mid-2019. The Company has concluded that it is the deemed owner of the building (for accounting purposes only) during the construction period and that the lease qualifies for build-to-suit accounting. The Company recognizes expense on a portion of future lease payments that are estimated to represent the underlying land lease. The Company excludes these costs for purposes of calculating non-GAAP measures because the Company believes these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s operating performance in other periods.

•	Stock-based compensation expense: Although stock-based compensation is a key incentive offered to its employees, the Company evaluates its operating results excluding such expense because the expense can vary significantly from period to period based on the Company’s share price, as well as the timing, size and nature of equity awards granted. In addition, management believes that the exclusion of this expense facilitates the ability of investors to compare the Company’s operating results with those of other companies, many of which also exclude such expense in determining their non-GAAP financial measures.

•	Restructuring and strategic alternative charges: The Company has excluded costs associated with its previously announced restructuring plan and its work on strategic alternatives. These costs of its restructuring and strategic alternatives plan are primarily related to employee termination costs and lease exit costs, as well as legal, consulting, and financial advisory fees. The Company excludes these restructuring and strategic alternative costs for purposes of calculating non-GAAP measures because the Company believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s operating performance in other periods.

•	Income (loss) from exited programs: The Company has excluded income (loss) from programs it has exited or intends to exit in connection with its restructuring and strategic alternatives plan. The excluded items encompass revenue and costs, including salary and benefits. The Company believes that the exclusion of such amounts allows investors to better understand the Company’s core continuing operations.

•	Other corporate expenses: The Company has excluded certain other expenses that are the result of other, non-comparable events, primarily charges associated with the fair valuing of certain equity instruments. These events arise outside of the ordinary course of the Company’s continuing operations. The Company excludes these charges to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Adjusted Revenue

The Company adjusts revenue to exclude the impact of exited programs. Management believes that the adjustments for these items more closely correlate the reported financial measure with the ordinary and ongoing course of the Company’s operations.

Adjusted EBITDA

Adjusted EBITDA reflects the adjustments to net income prepared on a GAAP basis, as discussed above, and, to the extent not already subject to such adjustments, excludes expenses related to interest, taxes, depreciation, amortization, gain or loss from exited programs, and restructuring-related charges. Companies exhibit significant variations with respect to capital structure and cost of capital (which affect relative interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. By eliminating some of these variations and reflecting the other adjustments, discussed above, management believes that this non-GAAP financial measure allows investors to evaluate more effectively the Company’s fundamental operating performance relative to that of other companies.

There are various limitations associated with the non-GAAP financial measures the Company uses, including:

•	the non-GAAP financial measures generally do not reflect all depreciation and amortization, and although the assets being depreciated and amortized will in some cases have to be replaced in the future, the measures do not reflect any cash requirements for such replacements;

•	the non-GAAP financial measures do not reflect the expense of equity awards to employees; and

•	the non-GAAP financial measures do not reflect the effect of earnings or charges resulting from matters that management considers not indicative of the Company’s ongoing operations, but which may recur from year to year.

Because of their limitations, the Company’s non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, net income, or earnings per diluted share prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.